                                                                   Exhibit 10.12

CAIXA ECONOMICA
FEDERAL


AGREEMENT* FOR THE PROVISION OF SERVICES TO RENDER THE CAIXA ECONOMICA FEDERAL LOTTERY SYSTEM OPERATIONAL IN ON-LINE, REAL TIME MODE, ENTERED INTO BY THE PARTY OF THE FIRST PART, CAIXA ECONOMICA FEDERAL, AND THE PARTY OF THE SECOND PART, THE JOINT VENTURE LED BY RACIMEC INFORMATICA BRASILEIRA S.A., PURSUANT TO THE
FOLLOWING:


By virtue of this instrument, the party of the first part, CAIXA ECONOMICA FEDERAL, a financial institution in the form of a public company, created and organized pursuant to the terms of Decree Law No. 759 of 8/12/69 and Decree No. 66,303 of 3/670, currently governed by the bylaws approved by Decree No. 99,531 of 9/17/90 registered with the C.G.C/M.F. [Ministry of Finance Tax Roll] under number OO.360.305/0001-04, with head office at SBS, Quadra 4, Lote 34, Brasilia, Federal District, hereby represented by its infrastructure Department Manager (GEAST), hereinafter to be referred to as the CEF; and the party of the second part, the joint venture lead by RACIMEC INFORMATICA BRASILEIRA S.A., with head office at Praia do Botafogo, 228, 3(degree) pavimento, registered with the C.G.C/M.F. under No. 33.643.305/0001-70, hereby represented by it Chairman, Mr. ANTONIO CARLOS LINO DA ROCHA a Brazilian citizen, married, holder of R.G. Identification Card No. 02.172.548-6, IFP and C.P.F. No. 098.425.197-91.
resident of and domiciled at Rua David Gebara 146, apto. 62, in the city of Sao Paulo, SP, hereinafter to be referred to simply as the CONTRACTING PARTY; in view of the authorization of the CEF Board of Directors, RD, Minutes No. 1306 of 12/26/96, proceeding No. 99.9807/93 - Competitive Bid N9. 001/94 - CPL/MZ have duly agreed to provide services to render the Lottery systems of Caixa Economica Federal operational in ON-LINE/OFF-LINE modes, corresponding to the respective terms and conditions and to the proposal submitted by the CONTRACTING PARTY in the aforementioned competitive bid, the contracting parties being subject to the regulations contained in Law No. 8,666 of 6/21/93, and to the following clauses:

CLAUSE ONE - OBJECTIVE

The objective of this agreement is to provide services for the development and establishment of the Lottery systems of Caixa Economica Federal in ON-LINE REAL TIME mode, and to render them operational, as well as services relating to the payment of ticket prizes corresponding to the Brazil Federal Lottery and the Brazil Instant Federal Lottery, collecting revenue from the public service concessionaires

* This document is a translation, which management believes to be accurate and complete, from the Portugese language original of the Agreement. The Company will file a Portugese version of this Exhibit if so directed by the Commission.

                                                                   Exhibit 10.12


and other payments made within the retail network pursuant to the specifications and implementation schedule shown in Annexes I and II of this agreement, which form and integral part of and complement it.

CLAUSE TWO - PRICE

In return for perfect execution of the services covered under this contractual instrument, the CEF shall pay the CONTRACTING PARTY, as compensation for the lottery-related services, the weekly sums corresponding to the percentages shown on the attached spreadsheet (Annex III) of gross collections from the lotteries and any new games implemented on the on-line, real time terminals installed and on any terminals not yet connected to the on-line network for which the CONTRACTING PARTY is responsible, subject to such additional deductions as are provided for by law.

Paragraph One - The compensation corresponding to the sub-system and processing of services relating to the monitoring and payment of ticket prizes for the Brazil Federal Lottery and the Brazil Instant Federal Lottery is included within the compensation provided for in the main body of this Clause.

Paragraph Two -As compensation for the services corresponding to the collection of revenue from public service concessionaires and other payments made within the lottery retailer network the sum of R$0.05 (five centavos) shall be paid for each certified document processed.

Paragraph Three - The sums provided for in this Agreement shall be denominated in Brazilian Reals (R$) and shall remain fixed and non-adjustable, with a new agreement being allowed on an annual basis, the basic parameters of which must include the quality and prices prevailing in the market for providing the services covered under this agreement.

CLAUSE THREE - FORM OF PAYMENT

The CEF shall pay the CONTRACTING PARTY on a weekly basis, on the 3rd (third) business day of the week following that during which the services were executed, by crediting the current account obligatorily maintained by the CONTRACTING PARTY at a CEF branch.

Paragraph One -The CONTRACTING PARTY shall issue, on a weekly basis, the bill of sale/invoice corresponding to services provided during the same period, simultaneously with the closing of game sales for each week.

Paragraph Two - The CONTRACTING PARTY shall submit to the CEF the bill of sale/invoice on weekly basis, together with the reports generated by the system, for purposes of comparison.

                                                                   Exhibit 10.12

Paragraph Three - In the event that the payment deadline established in the preceding sub-item has expired, the amount due shall be financially restated on the basis of the pro-rata change in the prevailing financial index, from the date established for payment, until the actual payment date.

Paragraph Four - No payment shall exempt the CONTRACTING PARTY from its liabilities and obligations, nor shall imply final acceptance of the services.

Paragraph Five - The weekly payment to be made pursuant to this Clause shall be conditional upon submission by the CONTRACTING PARTY of supporting documentation declaring a discharge of the previous months obligations vis-a-vis the INSS [National Social Security Institute] and the FGTS (Government Severance Indemnity Fund for Employees).

Paragraph Six - The CEF shall withhold from the CONTRACTING PARTY'S invoices the amount corresponding to the cost of maintaining the equipment in off-line mode which is the responsibility of the CONTRACTING PARTY, i.e. in the region where the on-line, real-time system is being installed.

Paragraph Seven - payment for the services discussed in Paragraph Two, Clause Two of this agreement shall be made on a weekly basis by submission of a specific bill of sale/invoice issued by the CONTRACTING PARTY.

CLAUSE FOUR - VALIDITY PERIOD AND EXTENSION OF THE AGREEMENT

This agreement shall have a duration of 48 (forty-eight) months as of its signing date, and may be extended for an equal or lesser period at the discretion of the CEF and consent of the CONTRACTING PARTY, in conformance with any legal restrictions.

CLAUSE FIVE - INITIATION OF EXECUTION OF THE SERVICES

The CONTRACTING PARTY shall have a period of up to 120 (one hundred twenty) days to adapt its structure and familiarize itself with the CEF routines, standards and operating situation, as well as to develop and test the systems, before actually initiating execution of the services for which it was engaged.

Paragraph One - Implementation of the first phase of the schedule shall be considered as the initiation of execution of the services.

Paragraph Two - During this preparation period, no payment by the CEF shall be due, and all expenses shall be assumed solely by the CONTRACTING PARTY, with the validity period of the adjustment also to remain unchanged in such event.

                                                                   Exhibit 10.12

Paragraph Three - The CONTRACTING PARTY must prepare and submit a work schedule for review by the CEF, within a period not to exceed 15 (fifteen) calendar days after the signing date of the agreement, under penalty of the cancellation thereof and application of the corresponding penalties.

Paragraph Four - Upon submission of the "Work Schedule", the CEF may approve it or reject it in whole or in part, with the CONTRACTING PARTY being responsible for revising it, if necessary, within a period not to exceed 5 (five) calendar days after notification by the CEF, and assuming all expenses resulting therefrom.

CLAUSE SIX - AMENDMENTS

The CEF may increase or decrease the number of points of sale (lottery retailers) necessary for the services by up to 25% (twenty-five percent) of the total originally engaged, as specified in Annex III of this agreement.

I - to develop all phases of the on-line, real-time lottery system, passing on to the CEF all knowledge and respective software and hardware projects, and all documentation, in Portuguese, corresponding to the subject of this agreement, and to render it operational in cooperation with the CEF technicians;

II - to consolidate into the system any information received in off-line mode corresponding to terminals not connected to the network maintaining it and keeping the CEF updated on it, on a daily basis;

III - to gradually replace, throughout CELOT/RLOT and in accordance with the proposed schedule, the off-line lottery system by the on-line, real-time system and new equipment based on updated technology in full use throughout the market, the CONTRACTING PARTY to assume the expense of any supplies needed for the installation thereof, such as wheels, paper bobbins, printer ribbons, etc., as well as the expense of operating and maintaining the system installed thereby;

IV - to install terminals for purposes of auditing and monitoring the system, at the locations specified by the CEF;

V  -     to install terminals and printers at the Head Office and in the installed lottery units of the CELOT/RLOT;

VI - to customize the system's proprietary auditing application, pursuant to the specifications of the Lottery and Technology Departments, ensuring its completion and approval by the CEF by such time as installation of the on-line, real-time system is initiated, as well as:

                                                                   Exhibit 10.12

     a) to permit unrestricted access to the knowledge and operational basis of the System to employees specified by the CEF for auditing purposes;

     b) to furnish the CEF with formatted files for auditing purposes pursuant to the specifications provided thereby, when so requested;

     c) to maintain files and records for the period of time specified by the CEF in order to facilitate monitoring and auditing of the transactions at any time.

 VII - to prepare the CPD, at a site to be approved by the CEF, for installation of the central computers and communications equipment;

 VIII - to install a service post, qualify technical representatives or assign resident technicians to provide maintenance and technical assistance services for the equipment to be allocated in execution of the services within the periods and under the conditions established herein;

   IX - to inform the CEF, immediately and in writing, of any irregularity in execution of the services that it may notice;

    X - to provide such clarifications as may be requested by the CEF, the complaints of which must be addressed in timely fashion;

   XI - to print such advertising as may be specified by the CEF on the brochures for all games and at no cost to the CEF;

  XII - to install the equipment and software needed to carry out the work;

 XIII - to install and maintain a secure communications network for connecting the terminals with the CPD;

 XIV  -       to train the retailers and up to a maximum of 6 (six)
              employees thereof per store, on operating the terminals;

  XV  -       to keep assigned staff at the CPD and Service Posts to train and provide field services for the retailer;

 XVI  -       to provide marketing advisory services for new games, new
              software, general management and operation of the on-line, real-time system, with the adoption of such measures or actions as may be suggested at the sole discretion of the CEF;

XVII  -       to pay its employees on time, and to furnish the CEF,
              whensoever requested, a copy of the payroll and the contribution collection guides for

                                                                   Exhibit 10.12

              social security (INSS), FGTS, PIS [Employee Profit-Sharing Program], and Income Tax withheld at Source, as applicable, corresponding to employees assigned to execution of the contracted services;

XVIII - to ensure that its employees treat CEF staff, customer visitors and other contracted parties politely and courteously, with the removal of those whose conduct is deemed inappropriate to be required;

XIX  -        to respect and enforce respect for the safety and labor
              medicine regulations provided for in the relevant law and banking regulations corresponding to the CEF;

XX   -        to maintain a head office or representative office In
              Brasilia/Federal District. and prove such condition within a period not to exceed 30 (thirty) days after the contract signing date;

XXI  -        to maintain its own agent at each site and on each shift
              corresponding to execution of the service in order to coordinate, supervise and give orders to the assigned staff and in order to settle any disputes pertaining to execution of the services, correct any adverse situations and immediately address complaints/requests received from the CEF;

XXII - to assume total liability for such equipment, furniture and fixtures as may be provided for purposes of executing the services ensuring the integrity thereof and reimbursing the CEF for effective maintenance expenses incurred as a result of the misuse thereof;

XXIII - to inform the CEF, for purposes of controlling access to its facilities, of the name and respective identity card number of the employees assigned to provide the services;

XXIV  -       to inform the CEF, also for purposes of controlling access to its facilities, of any employee dismissals and hirings, the former within a period of 24 hours and the latter by the start date of work;

XXV   -       to duly identify its employees by means of a badge when in service at the CEF facilities;

XXVI  -       to optimize the on-line, real-time system in accordance with the instructions and monitoring from the CEF Systems
              Department;

XXVII - to assume liability for any losses, improper reproductions and/or adulterations as may be caused to the documents and magnetic files during the period during which they are in its custody;

                                                                   Exhibit 10.12

XXVIII  -     to monitor the complete fulfillment of the services to which it has committed, and to be completely liable for any charges incurred, which monitoring shall be independent of any that may be exercised by the CEF;

XXIX    -     to accept the broadest monitoring by the CEF through its
              agent at any time during the contractual validity period, with such monitoring to be entitled to be carried out at its facilities with a view to strict fulfillment of the contractual obligations;

XXX     -     to assume all expenses relating to personnel and any others as may be incurred relating to the subject of this agreement, with the exception of those stipulated as being the CEF's responsibility:

XXXI    -     to assume all precautions and obligations established in
              specific labor accident law in the event that, under related circumstances, its employees are harmed while performing the services or in connection therewith, even if this occurs at CEF facilities;

XXXII   -     to provide the staff necessary for operating the CPD and to provide field services for the repair of equipment installed at on-line, real-time points of sale;

XXXIII  -     to execute the system tests with the participation of the
              CEF;

XXXIV   -     to train the CEF employees specified thereby in the
              operation and security of the Systems;

XXXV    -     to develop sub-systems to permit the monitoring and payment of ticket prizes for the Brazil Federal Lottery and the Brazil
              Instant Federal Lottery, under the conditions established by the CEF, and to permit the collection of revenue from public concessionaires and other payments made within the lottery retailer network;

XXXVI   -     to promote and participate in such meetings as may be called to discuss points of view on work techniques and methods;

XXXVII  -     to operate the CPD on days and hours defined by the CEF;

XXXVIII -     to provide preventive and corrective maintenance of the
              system equipment in order to keep it in perfect operating condition;

XXXIX   -     to provide maintenance for all software, including
              installations and the testing of any changes in accordance with changes requested by the CEF;

                                                                   Exhibit 10.12

XL      -     to prepare, maintain and supply to the CEF management and
              operating information, by means of reports on magnetic media, on a schedule to be defined, for all activities relating to monitoring of the games;

XLI    -      to keep the system, user and operating manuals up-to-date, making them available to the CEF and accredited retailers;

XLII   -      to implement, pursuant to CEF instructions the collection of revenue from public service concessionaires and payments due to the CEF, on the new equipment, through the lottery systems in on-line, real-time mode and on the remaining off-line equipment;

XLIII  -      to provide the necessary infrastructure such as servers
              installed within the CEF environment which the controlling party shall define, including with respect to the engagement and maintenance of date communications lines, subject to acceptance of a specific proposal by the CONTRACTING PARTY;

XLIV   -      to expand the data communications network whenever the
              average response time exceeds the limit initially established, even if the transmission volume is caused by information from systems processed at the CEF;

XLV    -      to process the CEF information (data) within its computer
              environment as so defined by the contracting party, in order to enhance the feasibility of new products and services and to ensure a high level of security and complete confidentiality;

XLVI   -      to analyze the form of connection, and if necessary, to permit the installation and use of financial terminal cash machines and customer terminals, in transparent fashion together with the lottery terminals multiplexed within the same communications channel, upon submission of a specific proposal to the CEF;

XLVII  -      to provide for the possibility of paying bets and/or
              collecting revenue from public service concessionaires and payments due to the CEF, by means of cards, whether they be debit card, a credit cards, magnetic cards or "chip cards";

XLVIII - to furnish modular-style, i.e.. state-of-the-art capture machines transmission radii capable of sending at a minimum of 9,600 bps with the necessary redundancy in the sections considered by both parties as being critical;

XLIX   -      to promote transfer to the CEF of all information relating to operation of the system, without a continuity solution, in the event of an interruption of services by the CONTRACTING
              PARTY.

                                                                   Exhibit 10.12

CLAUSE EIGHT - RESPONSIBILITIES OF THE CONTRACTING PARTY

The following are the responsibilities of the CONTRACTING PARTY:

I      -      to be liable for any harm caused to the CEF or to third
              parties, as a consequence of malfunctions in the safety system for the equipment and services provided;

II     -      to be liable for every and all harm caused to the CEF or to third parties, even if guilty, which may be caused by its agents employees or representatives, not excluding or reducing such liability to monitoring or follow-up by the CEF;

III    -      to be liable to the CEF for any type of actions or
              activities it may experience as a consequence of the rendering of services as well as for the employment contracts for its employees, even in cases involving any court rulings, with the CEF to be held harmless of any joint and several responsibility or liability;

Sole Paragraph - The CONTRACTING PARTY authorizes the CEF to discount the value of the aforementioned damages directly from the invoices corresponding to the monthly payments due it or from the contractual guarantee, independently of any judicial or extra-judicial procedure.

CLAUSE NINE - OBLIGATIONS OF THE CEF

The CEF promises to fulfill the following:

I     -       to make the payments due under the conditions established in this agreement;

II    -       to notify the CONTRACTING PARTY of any irregularities found in executing the services;

III   -       to authorize and de-authorize points of sale, establishing in an agreement, and at its discretion, the terms and conditions for the qualification of each such point of sale;

IV    -       to previously inspect the sites, the number of points of
              sale and the number of terminals, for establishment of the installation schedule for the equipment and the training of retailers;

V     -       to monitor the points of sale in order for them to be legally licensed to sell the games through terminals and communications equipment installed at their store;

                                                                   Exhibit 10.12

VI    -       to monitor the points of sale in order for them to be equipped with a dedicated alternating current powerline and sufficient space for the installed terminals to operate properly;

VII   -       to monitor the points of sale to ensure that they maintain the schedule of services to the public as set by the CEF, in accordance with local municipal orders;

VIII  -       to collect the sales proceeds at each point of sale;

IX    -       to promote the games, in order to maintain bettor interest with a view to maximizing sales;

X     -       to pay all prizes from the lottery system to be installed.

Sole Paragraph - Delays in the payments discussed in section I of this Clause shall be cause for a financial restatement of the amount due pursuant to applicable and prevailing law.

CLAUSE TEN - CONTRACTUAL GUARANTEE

For purposes of executing this agreement, the CONTRACTING PARTY shall provide a cash guarantee in the amount of R$ 20,000,000.00 (twenty million Brazilian reals).

Paragraph One - Only the restatement corresponding to the index of changes in passbook savings rate yields (or the list day of the month, excluding interest, calculated proportionally, as the case may be, from the date of the deposit until the actual release of the guarantee, shall apply to the cash surety.

Paragraph Two - The guarantee, when applicable, must be paid whenever the value of the contractual fine is deducted.

Paragraph Three - Substitution of the guarantee may be permitted at any time subject to notification to the CEF, pursuant to the terms provided for in Law 8,666/93 of 6/21/93.

Paragraph Four - The guarantee shall be released after complete fulfillment of the agreement, provided that all contractual term, clauses and conditions have been fulfilled.

Paragraph Five - The loss of guarantee in favor of the CEF by reason of failure to fulfill the contractual obligations shall be as a full matter of law, regardless of any judicial or extra-judicial notification.

                                                                   Exhibit 10.12

CLAUSE ELEVEN - BUDGET RESOURSES

Expenses incurred as a consequence of entering into this agreement shall be covered by a budget allocation provided for under the classification "EXPENSES RELATING TO THE EXECUTION OF DATA PROCESSING SERVICES" - account No. 5.23.223.355.

CLAUSE TWELVE - AUDITING

During the course of executing the services, the CEF shall be entitled to audit complete fulfillment of the provisions contained in this agreement, either directly or through such party as it may appoint to this end.

Sole Paragraph - To this end, the CEF shall prepare a report of deficiencies found in execution of the services, and shall forward a notification to the CONTRACTING PARTY for immediate correction of the specified irregularities without prejudice to the application of such penalties as are provided for in this agreement.

CLAUSE THIRTEEN - TAX LIABILITIES, CHARGES, INSURANCE, ETC.

The following shall be paid at the sole expense of the CONTRACTING PARTY:

I - All taxes and duties as may be due as a consequence of the subject of this competitive bid;

11 - Contributions owed to Social Security, labor charges, insurance and labor accident premiums, fees and such other expenses as may be necessary for executing the services.

CLAUSE FOURTEEN - FAILURE TO PERFORM AND CANCELLATION OF THE AGREEMENT

Total or partial failure to execute the agreement shall result in the cancellation thereof, with all contractual consequences and those provided for by law.

Paragraph One - The following shall constitute causes for cancellation of the agreement, independently of judicial or extra-judicial notification or interpolation:

I - complete or partial failure by the CONTRACTING PARTY to fulfill any of the obligations/responsibilities provided for in this agreement;

II - complete or partial transfer of the agreement, without the prior consent of the CEF;

III -    repeated commitment of errors or defects in executing the services;

                                                                   Exhibit 10.12

IV -     a declaration of bankruptcy by the CONTRACTING PARTY;

V  -     dissolution of the corporation:

VI - corporate amendment or change In the purpose or structure of the company which at the discretion of the CEF is to the detriment of execution of the agreement;

VII - delay in fulfillment, leading the CEF to assume failure to execute the service.

Paragraph Two - Upon occurrence of the contractual cancellation based on sections I and VII, the guarantee shall be paid in favor of the CEF without prejudice to such other reparations as may apply.

Paragraph Three - Cancellation of the agreement shall result in the withholding of payments pursuant to the agreement, up to the value of the harm caused to the CEF, independently of any judicial or extra-judicial proceeding on the part of the CEF, without prejudice to the sanctions provided for in this agreement and by law, up to the total value of the indemnification for damage caused.

CLAUSE NINETEEN - COURT DISTRICT

In order to settle such dispute as may arise from this agreement, the Judiciary Section of the Federal Justice Department for the Federal District shall have jurisdiction.

Being thereby in due agreement, the CEF and the CONTRACTING PARTY hereby sign this agreement in 4 (four) identical copies in the presence of the undersigned witnesses.
                                             Brasilia. D.F.              ,1996

                                             ---------------------------------
                                             CAIXA ECONOMICA FEDERAL

                                             ---------------------------------
                                             JOINT VENTURE LED BY
                                             RACIMEC INFORMATICA BRASILEIRA S.A.

WITNESSES

---------------------------

---------------------------

                                                                   Exhibit 10.12


                                                                        ANNEX II


                          ON-LINE SYSTEM REVENUE MATRIX


-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
         RANGE                YEAR 1           YEAR 2             YEAR 3             YEAR IV             YEAR V
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
Up to 20M                        7,5104              6,5230             6,3351              6,3107             6,2407
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
From 20 to 25 M                  7,4980              6,5050             6,3276              6,2791             6,1783
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
From 25 to 30 M                  7,4604              6,4725             6,3245              6,2470             6,1153
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
From 30 to 35 M                  7,4604              6,4230             6,3195              6,2154             6,0516
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
From 35 to 40 M                  7,4604              6,4230             6,2995              6,1832             5,9873
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
From 40 to 45 M                  7,4604              6,4230             6,1351              6,1510             5,9305
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
From 45 to 50 M                  7,4604              6,4230             6,1351              6,1302             5,9102
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------
Over 50 M                        7,4604              6,4230             6,1351              6,1302             5,9102
-------------------------- ------------- ------------------- ------------------ ------------------- ------------------

                                                                   Exhibit 10.12


                   "ON-LINE" SYSTEM EQUIPMENT + IMPLEMENTATION
                                SCHEDULE BY STATE

MONTH                     STATE                                             %             TERM              TOTAL
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
MAI/97                    PARANA                                            55            385
                          TOTAL                                                           385               385

JUN/97                    PARANA                                            20            140
                          SAO PAULO                                         20            767
                          BRASILIA                                          15             71
                          MINAS GERAIS                                       5             63
                          RIO DE JANEIRO                                    10            135
                          TOTAL                                                         1,176             1,561

JUL/97                    SAO PAULO                                         20            767
                          BRASILIA                                          15             71
                          MINAS GERAIS                                      20            253
                          RIO DE JANEIRO                                    20            271
                          RIO GRANDE DO SUL                                 10             71
                          BAHIA                                             10             54
                          SANTA CATARINA                                    10             32
                          TOTAL                                                         1,519             3,080

AGO/97                    SAO PAULO                                         20            767
                          BRASILIA                                          15             71
                          MINAS GERAIS                                      20            253
                          PANARA                                            10             70
                          RIO DE JANEIRO                                    20            271
                          RIO GRANDE DO SUL                                 15            103
                          BAHIA                                             20            106
                          SANTA CATARINA                                    15             46
                          GOIAS                                             10             39
                          PERNAMBUCO                                        10             30
                          TOTAL                                                         1,756             4,836

SET/97                    PARANA                                            15            105
                          SAO PAULO                                         20            767
                          MINAS GERAIS                                      20            253
                          RIO DE JANEIRO                                    20            271
                          RIO GRANDE DO SUL                                 15            103
                          BAHIA                                             20            106
                          SANTA CATARINA                                    15             46
                          GOIAS                                             25             96
                          PERNAMBUCO                                        20             58
                          BRASILIA                                          15             71
                          TOTAL                                                         1,876             6,712
-----------------------------------------------------------------------------------------------------------------